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                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated June 12, 1999 on the financial statements of BioNet Technologies, Inc. included in and made part of the registration statement of BioNet Technologies, Inc. dated April 23, 2000.


April 23, 2000

/s/   James E. Scheifley & Associates, P.C.
Certified Public Accountant